Exhibit 99.2

EFS SOLUTIONS, INC.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Balance Sheets, June 30, 2005 (Unaudited) and December 31, 2004 and 2003	3

Statements of Income and Retained Earnings for the Six Months Ended June 30, 2005 and 2004 (Unaudited) and for the Years Ended December 31, 2004 and 2003	4

Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004 (Unaudited) and for the Years Ended December 31, 2004 and 2003	5

Notes to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
  of EFS Solutions, Inc.

We have audited the balance sheets of EFS Solutions, Inc. as of December 31, 2004 and 2003, and the related statements of income and retained earnings, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EFS Solutions, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

TANNER LC

Salt Lake City, Utah

October 3, 2005

EFS SOLUTIONS, INC.

BALANCE SHEETS

	June 30,	December 31,
	2005	2004	2003
	(Unaudited)
ASSETS

Current assets:
Cash	$316,000	$51,000	$1,000
Accounts receivable	314,000	131,000	33,000

Total current assets	630,000	182,000	34,000

Property and equipment, net	57,000	8,000	11,000

	$687,000	$190,000	$45,000

Current liabilities:
Accounts payable	$16,000	$—	$—
Accrued compensation	138,000	4,000	—
Deferred revenue	—	42,000	—
Current portion of long-term debt	7,000	—	—

Total current liabilities	161,000	46,000	—

Long-term debt, net of current portion	33,000	—	—

Total liabilities	194,000	46,000	—

Commitments and contingencies

Stockholders’ equity:
Common stock; no par value, 10,000 shares authorized, 7,600 shares issued and outstanding	—	—	—
Retained earnings	493,000	144,000	45,000

Total stockholders’ equity	493,000	144,000	45,000

	$687,000	$190,000	$45,000

See accompanying notes to financial statements.

EFS SOLUTIONS, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Six Months Ended June 30,		Years Ended December 31,
	2005	2004	2004	2003
	(Unaudited)

Sales - services	$857,000	$164,000	$472,000	$131,000

Costs and expenses:
Cost of sales	320,000	80,000	305,000	61,000
General and administrative	20,000	6,000	19,000	10,000

Total costs and expenses	340,000	86,000	324,000	71,000

Income from operations	517,000	78,000	148,000	60,000

Interest expense	(1,000)	—	—	—

Net income	516,000	78,000	148,000	60,000

Retained earnings, beginning of period	144,000	45,000	45,000	—

Distributions to stockholders	(167,000)	—	(49,000)	(15,000)

Retained earnings, end of period	$493,000	$123,000	$144,000	$45,000

See accompanying notes to financial statements.

EFS SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
	2005	2004	2004	2003
	(Unaudited)

Cash flows from operating activities:
Net income	$516,000	$78,000	$148,000	$60,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	7,000	2,000	3,000	1,000
Increase in accounts receivable	(183,000)	(46,000)	(98,000)	(33,000)
Increase in accounts payable	16,000	4,000	—	—
Increase in accrued expenses	134,000	10,000	4,000	—
Increase (decrease) in deferred revenue	(42,000)	—	42,000	—

Net cash provided by operating activities	448,000	48,000	99,000	28,000

Cash flows from investing activities:
Purchase of property and equipment	(13,000)	—	—	(12,000)

Cash flows from financing activities:
Distributions to stockholders	(167,000)	—	(49,000)	(15,000)
Principal payments on note payable	(3,000)	—	—	—

Net cash used in financing activities	(170,000)	—	(49,000)	(15,000)

Increase in cash	265,000	48,000	50,000	1,000

Cash, beginning of period	51,000	1,000	1,000	—

Cash, end of period	$316,000	$49,000	$51,000	$1,000

See accompanying notes to financial statements.

EFS SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information for the Six Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – EFS Solutions, Inc. (the “Company”) was incorporated as a privately held company in the State of Minnesota in January 2003.  The primary business of the Company is to provide specialty engineering services to semiconductor companies.  The stockholders of the Company consist of two individuals owning 5,100 and 2,500 shares, respectively, of the 10,000 authorized shares of the Company.

The stockholders of the Company elected S Corporation status for income tax reporting purposes; therefore, no provision for income taxes is provided in the accompanying financial statements as all taxable income is included in the individual income tax returns of the stockholders.

Interim Financial Information – The interim financial information of the Company as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 is unaudited.  In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made.  All such adjustments are of a normal recurring nature.  The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2005.

Cash – Cash and cash equivalents consist of cash and short-term investments with original maturities to the Company of three months or less.

Accounts Receivable – Trade receivables are carried at original invoice amount less an estimate made for doubtful accounts.  Management determines the allowance for doubtful accounts by identifying potential troubled accounts and by using historical experience and future expectations applied to an aging of accounts.  Trade receivables are written off when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when received.  Through June 30, 2005, the Company has not recorded an allowance for doubtful accounts and has not recorded any bad debt expense.

Property and Equipment – Property and equipment are recorded at cost, less accumulated depreciation.  Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the assets.  Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized.  Gains and losses on sale of property and equipment are reflected in operations.

Revenue Recognition – Services revenue is recognized as services are performed if there is not an extended contract related to such services.  If the services are provided pursuant to a contract that extends over a period of time, the revenue from services is recorded ratably over the contract period.  Deferred revenue is recorded when customers are billed in advance of services performed.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables.  In the normal course of business, the Company provides credit terms to its customers.  Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses.

The Company maintains its cash in a bank deposit account, the balance of which at times may exceed federally insured limits.  The Company has not experienced any losses related to this account and believes it is not exposed to any significant credit risk in its cash deposits.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

		December 31
	June 30, 2005	2004	2003
	(Unaudited)

Computer equipment	$19,000	$6,000	$6,000
Furniture and fixtures	6,000	6,000	6,000
Vehicle	43,000	—	—
	68,000	12,000	12,000
Less accumulated depreciation	(11,000)	(4,000)	(1,000)

	$57,000	$8,000	$11,000

NOTE 3 – LONG-TERM DEBT

At June 30, 2005, the Company had a note payable to a financial institution arising from the purchase of a vehicle.  The note bears interest at 5.90%, is secured by the vehicle, and is payable in monthly installments of principal and interest totaling $830 through February 2010.

Future principal payments of the note payable as of June 30, 2005 are as follows:

Years Ending December 31:
2005 (six months)	$3,000
2006	8,000
2007	8,000
2008	9,000
2009	10,000
2010	2,000
Total	40,000
Current portion	7,000

Long-term portion	$33,000

NOTE 4 – SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION

During the six months ended June 30, 2005, a vehicle was purchased with a note payable of $43,000.

Cash paid for interest for the six months ended June 30, 2005 was $1,000.  The Company did not pay cash for interest in any prior periods.

NOTE 5 – SIGNIFICANT CUSTOMERS

During 2003, one customer accounted for 100% of the Company’s total sales. During 2004, three customers accounted for 46%, 28% and 19% respectively, of the Company’s total sales. During the six months ended June 30, 2004, two customers accounted for 59% and 41%, respectively, of the Company’s total sales. During the six months ended June 30, 2005, two customers accounted for 66% and 33%, respectively, of the Company’s total sales.

NOTE 6 – SUBSEQUENT EVENTS

On October 3, 2005, Cimetrix Incorporated, a publicly owned company (“Cimetrix”), Cimetrix Merger Corporation (“Cimetrix Merger”), a wholly-owned subsidiary of Cimetrix, the Company and the stockholders of the Company entered into an Acquisition Agreement and Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of the Company by Cimetrix, pursuant to the merger of the Company into Cimetrix Merger.  Pursuant to terms of the Merger Agreement, Cimetrix paid approximately $1,254,000 in consideration to the stockholders of the Company, consisting of $640,000 of Cimetrix common stock and $614,000 in cash.

The purchase price is subject to certain post-closing adjustments related to the Company’s working capital as of the closing of the transaction.

Prior to the effective date of the acquisition and merger, the Company distributed substantially all of its cash and property and equipment to its stockholders, and the stockholders were responsible to pay all existing liabilities of the Company.